Exhibit 99.1

ROMEO POWER TAKES NEXT STEP IN SUPPORT OF COMMERCIALIZATION BY ENTERING INTO FLEXIBLE EQUITY PURCHASE AGREEMENT WITH YORKVILLE ADVISORS

Provides Company with capital solution to execute growth strategy and further commercialization of industry-leading EV battery technology and solutions

2/16/2022

LOS ANGELES -- (BUSINESS WIRE) -- Romeo Power, Inc. (“Romeo Power” or the “Company”) (NYSE: RMO), an energy technology leader delivering advanced electrification solutions for complex commercial vehicle applications, today announced that it has entered into a $350 million common stock standby equity line purchase agreement with an affiliate of financing partner Yorkville Advisors. This equity purchase agreement comes after the Company announced last month that it had filed a Form S-3 to register new shares pursuant to Rule 415 under the Securities Act of 1933. The purchase agreement gives Romeo Power the right, but not the obligation, to sell up to $350 million of common equity to an affiliate of Yorkville Advisors at the time of Romeo Power’s choosing during the term of the agreement.

Purchase Agreement Highlights:

•	Under the executed purchase agreement, Romeo Power has the option, but not the obligation, to issue and sell up to $350 million in common equity at the time of Romeo Power’s choosing during the term of the agreement, subject to certain limitations
•	New shares will be issued to the investor at a discounted price of 96.25% of the 3-day volume-weighted average price (“VWAP”) following notification by the Company to the investor to draw upon the facility
•	The ELOC facility will continue for a term of two years

Susan Brennan, Chief Executive Officer of Romeo Power, commented: “Over the last several months we have significantly advanced our strategic vision for Romeo Power, including the further enhancement of our industry-leading technology and intellectual property, a refreshed leadership team, and the start of our upcoming transition into our new state-of-the-art headquarters and manufacturing facility in Cypress, CA. This is a meaningful step forward for our company, our shareholders, and our broader stakeholders. We have now secured the financial optionality we need to support customers, advance our commercial development and reinforce our leading competitive position as we translate these strong attributes into commercialization, growth, and enhanced shareholder value.”

Kerry Shiba, Chief Financial Officer of Romeo Power, added, “We are pleased to have secured this financing, as it provides us valuable optionality and access to capital to continue to pursue our growth strategy. The ELOC facility structure provides flexibility to balance continuing business investment to drive long-term value and possible shareholder dilution in the short-term. We have the ability to draw from the facility at the time of our choosing during the term of the agreement. While we are not obligated to issue shares or to utilize the full amount under the current facility, the agreement with Yorkville provides Romeo Power a committed source of capital to fund our growth.”

The information contained in this press release does not constitute an offer to sell or the solicitation of an offer to buy shares of Romeo Power common stock, nor shall there be any offer, solicitation, or sale of the shares in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Romeo Power, Inc.

Founded in 2016 and headquartered in Los Angeles, California, Romeo Power (NYSE: RMO) is an energy technology leader delivering advanced electrification solutions for complex commercial vehicle applications. The Company’s suite of advanced hardware, combined with its innovative battery management system, delivers the safety, performance, reliability and configurability its customers need to succeed. Romeo Power's 113,000 square-foot manufacturing facility brings its flexible design and development process in-house to pack the most energy dense modules on the market. To keep up with everything Romeo Power, please follow the Company on social @romeopowerinc or visit https://romeopower.com.

Forward Looking Statements

Certain statements in this press release may constitute “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements, including, without limitation, express or implied statements concerning Romeo Power’s ability to develop or sell new products, or to pursue customers in new product or geographic markets, Romeo Power’s expectations regarding its future financial performance, the demand for safe, effective, affordable and sustainable EV products, Romeo Power’s ability to produce and deliver such products on a commercial scale, and Romeo Power’s expectations that its customers will adhere to contracted purchase commitments on the currently expected timeframe are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Romeo Power’s management’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: Romeo Power’s ability to execute on its plans to develop and market new products and the timing of these development programs; Romeo Power’s ability to increase the scale and capacity of its manufacturing processes; Romeo Power’s estimates of the size of the markets for its products; the rate and degree of market acceptance of Romeo Power’s products; the success of other competing technologies that may become available; Romeo Power’s ability to identify and integrate acquisitions; Romeo Power’s potential need for and ability to secure additional capital; the performance of Romeo Power’s products and customers; potential litigation involving Romeo Power; demand for battery cells and supply shortages; the potential effects of COVID-19; and general economic and market conditions impacting demand for Romeo Power’s products. You should carefully consider the foregoing factors and the other risks and uncertainties described in the Company’s filings with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from those implied by our forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Romeo Power undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

For Investors:

Joe Caminiti or Ashley Gruenberg

Alpha IR Group

RMO@alpha-ir.com

312-445-2870

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